EXHIBIT 5.1

SHUTTS & BOWEN LLP

201 SOUTH BISCAYNE BLVD.

1500 MIAMI CENTER

MIAMI, FLORIDA 33131

August 14, 2009

International Assets Holding Corporation

220 E. Central Parkway, Suite 2060

Altamonte Springs, Florida 32701

Re:	Registration Statement of Form S-4
Ladies and Gentlemen:

We have acted as counsel for International Assets Holding Corporation, a Delaware corporation (the “Company”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of July 1, 2009 among the Company, International Assets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and FCStone Group, Inc. (“FCStone”), a Delaware corporation (the “Merger Agreement”). This opinion is being furnished in connection with a Registration Statement on Form S-4, File No. 333-160832 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) covering the offer and sale of up to 9,053,916 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued in connection with the merger of International Assets Acquisition Corp. with and into FCStone, subject to adjustment as provided in the Merger Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, (v) the minutes and records of the corporate proceedings of the Company with respect to the issuance of Shares pursuant to the terms of the Merger Agreement, (vi) the specimen Common Stock certificate, and (vii) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement will have become effective under the Securities Act of 1933, as amended (the “Act”), (ii) the stockholders of FCStone will have adopted the Merger Agreement, (iii) the stockholders of the Company will have approved the issuance of the Shares, (iv) the Company’s Certificate of Incorporation will have been amended to increase the number of authorized shares of common stock of the Company to 30,000,000, and (v) the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when issued, will be validly issued and will be fully paid and nonassessable.

The opinions expressed herein are limited to the Delaware General Corporation Law (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm’s name therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ SHUTTS & BOWEN LLP